     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 7, 1999


                                                      REGISTRATION NO. 333-62679
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 5
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                          ACCREDO HEALTH, INCORPORATED
             (Exact name of registrant as specified in its charter)
                            ------------------------

           DELAWARE                           8099                          62-1642871
        (STATE OR OTHER           (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
JURISDICTION OF INCORPORATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NO.)

                            ------------------------

                     1640 CENTURY CENTER PARKWAY, SUITE 101
                               MEMPHIS, TN 38134
                                 (901) 385-3688
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                                DAVID D. STEVENS
                            CHIEF EXECUTIVE OFFICER
                          ACCREDO HEALTH, INCORPORATED
                     1640 CENTURY CENTER PARKWAY, SUITE 101
                               MEMPHIS, TN 38134
                                 (901) 385-3688
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

        STEVEN L. POTTLE, ESQ.                   JOHN J. EGAN III, P.C.
           ALSTON & BIRD LLP                   GOODWIN, PROCTER & HOAR LLP
          ONE ATLANTIC CENTER                        EXCHANGE PLACE
      1201 WEST PEACHTREE STREET                  BOSTON, MA 02109-2881
        ATLANTA, GA 30309-3424                       (617) 570-1000
            (404) 881-7000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of this prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the estimated expenses to be borne by the Company in connection with the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions. The Company is paying all of these expenses in connection with the issuance and distribution of the securities.

SEC Registration Fee............................................  $  25,774
NASD Filing Fee.................................................      7,000
Nasdaq Original Listing Fee.....................................
Accountants' Fees and Costs.....................................
Legal Fees and Costs............................................
Printing and Engraving Costs....................................
Blue Sky Fees and Costs.........................................
Transfer Agent and Registrar fees...............................
Insurance Premium Associated with Registration..................
Miscellaneous...................................................
                                                                  ---------
    Total.......................................................  $1,500,000
                                                                  ---------
                                                                  ---------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company's Amended and Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, indemnify its officers and directors.

    Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

    The Company's Amended and Restated Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the DGCL, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

    The Company intends to purchase a policy of director's and officer's insurance that would in certain instances provide the funds necessary for the Company to meet its indemnification obligations under its Amended and Restated Certificate of Incorporation.

    Reference is hereby made to Section of the Underwriting Agreement, the form of which is filed as Exhibit 1.1 hereto, in which the Company has agreed to indemnify the Underwriters and certain other persons against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    In connection with the Company's original capitalization, on May 31, 1996 the Company sold to Welsh, Carson, Anderson & Stowe VII, L.P. ("WCAS VII") and certain of its affiliates an aggregate of 4,972,534 shares of Common Stock for $14,917,602 and an aggregate of 248,624 shares of Series A Preferred Stock for $24,862,400. In addition, certain other investors acquired 27,466 shares of Common Stock for $82,398 and 1,376 shares of Series A Cumulative Preferred Stock for $137,600.

    In connection with the Company's acquisition of Southern Health Systems, Inc. ("SHS") on May 31, 1996, Messrs. Grow, Kimbrough and Stevens (in addition to certain other holders of SHS common stock) exchanged their shares of SHS common stock for 19,560, 12,225 and 61,125 shares of the Company's Common Stock, respectively, and 978 shares, 611 shares and 3,056 shares of the Series A Preferred Stock, respectively.

    In order to finance the acquisition of Hemophilia Health Services, Inc. formerly known as Horizon Health Systems, Inc. ("HHS") and to provide working capital, the Company issued $10.0 million in Senior Subordinated Notes to WCAS VII and certain of its affiliates on June 4, 1997. In connection with the issuance of the Senior Subordinated Notes, the Company issued an aggregate of 400,000 shares of Common Stock to the holders of the Senior Subordinated Notes. Furthermore, as a condition to the acquisition of HHS and the appointment of Kyle J. Callahan to the Company's Board of Directors, Mr. Callahan acquired 41,667 shares of the Company's Common Stock for $250,002 on October 1, 1997.

    In connection with the appointment of Kenneth J. Melkus to the Company's Board of Directors, Lauren Melkus acquired 41,667 shares of Common Stock for $250,002 on October 27, 1997.

    In connection with the appointment of Kenneth R. Masterson to the Company's Board of Directors, the Company sold 34,000 shares of Common Stock to Mr. Masterson for $204,000 on July 24, 1998 pursuant to a subscription agreement entered into by Mr. Masterson in April 1998.

    Except as otherwise noted, all issuances of securities described above were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) Exhibits


     +1.1  Form of Underwriting Agreement

      3.1  Form of Amended and Restated Certificate of Incorporation of the Registrant

      3.2  Form of Amended and Restated Bylaws of the Registrant

     +4.1  Form of Common Stock Certificate

     +5.1  Opinion of Alston & Bird LLP with respect to validity of Common Stock

    +10.1  Employment Agreement dated May 31, 1996 between the Company and David D. Stevens

    +10.2  Employment Agreement dated May 31, 1996 between the Company and John R. Grow

    +10.3  Employment Agreement dated May 31, 1996 between the Company and Joel R.
           Kimbrough

    +10.4  Employment Agreement dated June 5, 1997 between the Company and Kyle J. Callahan

    +10.5  Employment Agreement dated July 10, 1998 between the Company and Thomas W. Bell
           Jr.

     10.6  Form of Accredo Health 1999 Long-Term Incentive Plan

     10.7  Form of Accredo Health 1999 Employee Stock Purchase Plan

    +10.8  Nova Holdings, Inc. and its Subsidiaries Stock Option and Restricted Purchase
           Plan, as amended and restated

    +10.9  Note Purchase Agreement dated June 4, 1997 among the Company, Welsh, Carson,
           Anderson & Stowe VII, L.P. and certain other investors

   +10.10  Registration Rights Agreement dated May 31, 1996 among the Company, Welsh,
           Carson, Anderson & Stowe VII, L.P. and certain other investors

   +10.11  Amendment Number One to the Registration Rights Agreement dated October 27, 1997 among the Company, Welsh, Carson, Anderson & Stowe VII, L.P. and certain other investors

   +10.12  Amendment Number Two to the Registration Rights Agreement dated July 24, 1998 among the Company, Welsh, Carson, Anderson & Stowe VII, L.P. and certain other investors

   +10.13  Subscription and Exchange Agreement dated May 31, 1996 among the Company and certain purchasers and exchanging shareholders

   +10.14  Stock Purchase Agreement dated May 31, 1996 among Le Bonheur Health Systems,
           Inc., Southern Health Systems, Inc., the Company and Welsh, Carson, Anderson &
           Stowe VII, L.P.

   +10.15  Modification Agreement dated May 31, 1996 among Le Bonheur Health Systems, Inc.,
           Southern Health Systems, Inc., Nova Holdings, Inc. and Welsh, Carson Anderson &
           Stowe VII, L.P.

   +10.16  Non-Disclosure and Non-Competition Agreement dated May 31, 1996 by and among Le
           Bonheur Health Systems, Inc., PharmaThera, Inc., Welsh, Carson, Anderson & Stowe
           VII, L.P., Southern Health Systems, Inc., Nova Factor, Inc. and Nova Holdings,
           Inc.

   +10.17  Stock Purchase Agreement dated as of June 5, 1997 among Dianne R. Martz, A.B.
           Charlton, III, the Company and Horizon Health Systems, Inc.

   +10.18  Non-Disclosure and Non-Compete Agreement dated as of June 5, 1997 by and among
           Horizon Health Systems, Inc., the Company and Dianne R. Martz

   +10.19  Grant Agreement dated as of June 5, 1997 by and between Kyle Callahan and the
           Company

   +10.20  Subscription and Restriction Agreement dated as of June 5, 1997 by and between the Company and Kyle Callahan

   +10.21  Consulting and Transition Agreement dated as of June 5, 1997 by and between
           Dianne Martz and Horizon Health Systems, Inc.

   +10.22  Letter Agreement dated as of June 3, 1997 from Andrew M. Paul to Kyle Callahan regarding Mr. Callahan's election to the Board of Directors of the Company

   +10.23  Lease Agreement dated September 1, 1994 between Dianne Martz and Horizon Health
           Systems, Inc.

   +10.24  Addendum to Lease Agreement dated September 1, 1994 amending the square footage of Premises and annual rental payments

   +10.25  Escrow Agreement dated June 5, 1997 among First American National Bank, Nova
           Holdings, Inc. and Dianne Martz and A. B. Charlton, III

   +10.26  Refunds Payable Escrow Agreement dated June 5, 1997 among First American
           National Bank, Nova Holdings, Inc. and Dianne Martz and A. B. Charlton, III

    10.27  Contract for the Sale and Distribution of Genentech Human Growth Hormone dated
           March 1, 1997 by and between Genentech, Inc. and Nova Factor, Inc. (The Company has requested confidential treatment of certain portions of this Exhibit.)

    10.28  Distribution Agreement dated September 30, 1994 by and between Nova Factor, Inc.
           and Genzyme Corporation (The Company has requested confidential treatment of certain portions of this Exhibit.)

   +10.29  Amendment No. 1 to Distribution Agreement dated January 1, 1995 by and between
           Nova Factor, Inc. and Genzyme Corporation (The Company has requested confidential treatment of certain portions of this Exhibit.)

   +10.30  Second Amended and Restated Distribution Agreement dated July 1, 1994 by and among PharmaThera, Inc., Nova Factor, Inc. and Genzyme Corporation (The Company
           has requested confidential treatment of certain portions of this Exhibit.)

   +10.31  Amendment No. 1 to Second Amended and Restated Distribution Agreement dated
           September 30, 1994 by and between PharmaThera, Inc., Nova Factor, Inc. and
           Genzyme Corporation (The Company has requested confidential treatment of certain portions of this Exhibit.)

   +10.32  Amendment No. 2 to Second Amended and Restated Distribution Agreement dated
           January 1, 1995 by and between Nova Factor, Inc. and Genzyme Corporation (The
           Company has requested confidential treatment of certain portions of this
           Exhibit.)

    10.33  Distribution and Services Agreement dated November 1, 1995 by and between
           Biogen, Inc. and Nova Factor, Inc. (The Company has requested confidential treatment of certain portions of this Exhibit.)

   +10.34  Amendment No. 1 to Distribution and Services Agreement dated May 17, 1996 by and between Biogen, Inc. and Nova Factor, Inc. (The Company has requested confidential treatment of certain portions of this Exhibit.)

   +10.35  Addendum and Amendment No. 2 to Distribution and Services Agreement dated May
           21, 1997 by and between Biogen, Inc. and Nova Factor, Inc. (The Company has requested confidential treatment of certain portions of this Exhibit.)

    10.36  Addendum and Amendment No. 3 to Distribution and Services Agreement dated July
           1, 1997 by and between Biogen, Inc. and Nova Factor, Inc. (The Company has requested confidential treatment of certain portions of this Exhibit.)

   +10.37  Addendum and Amendment No. 4 to Distribution and Services Agreement dated
           January 1, 1998 by and between Biogen, Inc. and Nova Factor, Inc. (The Company has requested confidential treatment of certain portions of this Exhibit.)

   +10.38  Loan and Security Agreement dated as of June 5, 1997 among Nova Holdings, Inc.
           and its Subsidiaries and NationsBank of Tennessee, N.A. and First Tennessee Bank
           National Association

   +10.39  Swing Line Note dated December 1, 1997 entered into by Nova Holdings, Inc. with
           NationsBank of Tennessee, N.A.

   +10.40  ISDA Master Agreement dated August 7, 1997 between NationsBank of Tennessee,
           N.A. and Nova Holdings, Inc.

    10.41  Texas Health Pharmaceutical Resources Partnership Agreement dated July 1, 1994
           (The Company has requested confidential treatment of certain portions of this
           Exhibit.)

    10.42  Distribution Business Management and Service Agreement dated July 1, 1994 by and among Southern Health Systems, Inc. and Texas Health Pharmaceutical Resources
           (The Company has requested confidential treatment of certain portions of this
           Exhibit.)

    10.43  Amendment No. 1 to Distribution Business Management and Service Agreement dated
           July 1, 1994 by and among Southern Health Systems, Inc. and Texas Health
           Pharmaceutical Resources (The Company has requested confidential treatment of certain portions of this Exhibit.)

    10.44  Hemophilia Therapy Pharmacy Management Agreement dated May 9, 1997 by and among
           Texas Health Pharmaceutical Resources and Children's Medical Center of Dallas
           (The Company has requested confidential treatment of certain portions of this
           Exhibit.)

   +10.45  Amendment No. 1 to Hemophilia Therapy Pharmacy Management Agreement, dated
           February 28, 1998, by and among Texas Health Pharmaceutical Resources and
           Children's Medical Center of Dallas (The Company has requested confidential treatment of certain portions of this Exhibit.)

   +10.46  Incentive Stock Option Agreement of David Stevens dated May 31, 1996

   +10.47  Incentive Stock Option Agreement of Joel R. Kimbrough dated May 31, 1996

   +10.48  Incentive Stock Option Agreement of John R. Grow dated May 31, 1996

   +10.49  Incentive Stock Option Agreement of Kyle Callahan dated September 3, 1997

   +10.50  Non-Qualified Stock Option Agreement of Patrick J. Welsh dated February 9, 1998

   +10.51  Non-Qualified Stock Option Agreement of Ken Melkus dated February 9, 1998

   +10.52  Incentive Stock Option Agreement of Kyle Callahan dated February 9, 1998

   +10.53  Non-Qualified Stock Option Agreement of Andrew M. Paul dated February 9, 1998

   +10.54  Non-Qualified Stock Option Agreement of Kenneth R. Masterson dated April 30,
           1998

   +10.55  Incentive Stock Option Agreement of Thomas W. Bell, Jr. dated July 10, 1998

   +10.56  Amendment No. 1 Loan and Security Agreement dated as of August 28, 1998 among
           Nova Holdings, Inc., a Delaware corporation, and its Subsidiaries and
           NationsBank of Tennessee, N.A. and First Tennessee Bank National Association

   +10.57  Loan Agreement dated November 24, 1998 between NationsBank, N.A. and Children's
           Hemophilia Services, a California general partnership composed of Children's
           Home Care, a California not-for-profit public benefit corporation and Horizon
           Health Systems, Inc., a Tennessee Corporation

   +10.58  Limited Guaranty dated November 24, 1998 between NationsBank, N.A. and Accredo
           Health, Incorporated

   +10.59  Promissory Note dated December 24, 1998 between NationsBank, N.A. and Children's
           Hemophilia Services

   +10.60  Amended and Restated General Partnership Agreement of Children's Home Services

   +10.61  Amended and Restated General Partnership Agreement of Children's Hemophilia
           Services

   +10.62  Growth Hormone Drug Therapy Business Management, Service and Sales Agreement
           dated November 10, 1998 between Nova Factor, Inc., a Tennessee corporation, and
           Children's Home Services, a California general partnership (The Company has requested confidential treatment of certain portions of this Exhibit.)

   +10.63  Hemophilia Therapy Business Management, Services and Sales Agreement, dated
           November 10, 1998 between Horizon Health Systems, Inc., a Tennessee corporation, and Children's Hemophilia Services, a California general partnership (The
           Company has requested confidential treatment of certain portions of this
           Exhibit.)

   +10.64  Product Supply and Service Agreement dated November 10, 1998 between Nova
           Factor, Inc., a Tennessee corporation, and Children's Home Care, a California non-profit benefit corporation (The Company has requested confidential treatment of certain portions of this Exhibit.)

   +10.65  Distribution and Services Agreement dated August 28, 1998 between Centocor, Inc.
           and its affiliates and Nova Factor, Inc. (The Company has requested confidential treatment of certain portions of this Exhibit.)

   +10.66  Amendment No. 2 dated March 2, 1999 to Loan and Security Agreement as amended on
           June 5, 1997 among Accredo Health, Incorporated and its Subsidiaries and
           NationsBank, N.A. and First Tennessee Bank National Association and NationsBank,
           N.A. as Agent

   +10.67  Amendment No. 1 to Distribution and Service Agreement dated January 11, 1999 by and between Centocor, Inc. and its Affiliates and Nova Factor, Inc.
     21.1  Subsidiaries of the Company
    +23.1  Consent of Alston & Bird LLP (included in opinion filed as Exhibit 5.1)
    +23.2  Consent of Ernst & Young LLP
    +24.1  Power of Attorney (included on the signature page)
    +27.1  Financial Data Schedule


(B) Financial Statement Schedules

    Accredo Health, Incorporated
        Schedule II--Valuation and Qualifying Accounts

    Nova Factor, Inc.
        Schedule II--Valuation and Qualifying Accounts

    Texas Health Pharmaceutical Resources
        Schedule II--Valuation and Qualifying Accounts

    Children's Memorial Home Hemophilia Services
        Schedule II--Valuation and Qualifying Accounts

    Schedules other than those listed above are omitted because they are not required or are not applicable, or the required information is shown in the respective financial statements or notes thereto.

------------------------

*   To be filed by amendment.

+   Previously filed.

ITEM 17. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrant hereby undertakes to provide to the Representatives of the Underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the Representatives of the Underwriters to permit prompt delivery to each purchaser.

    The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on April 7, 1999.


                                ACCREDO HEALTH, INCORPORATED

                                By:             /s/ DAVID D. STEVENS
                                     -----------------------------------------
                                                  David D. Stevens
                                              CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on April 7, 1999.


          SIGNATURE                        TITLE
------------------------------  ---------------------------

     /s/ DAVID D. STEVENS       Chief Executive Officer and
------------------------------    Chairman of the Board of
       David D. Stevens           Directors

              *                 President and Director
------------------------------
         John R. Grow

                                Senior Vice President and
    /s/ JOEL R. KIMBROUGH         Chief Financial Officer
------------------------------    (principal financial and
      Joel R. Kimbrough           accounting officer)

              *                 Senior Vice President and
------------------------------    Director
       Kyle J. Callahan

              *                 Director
------------------------------
       Patrick J. Welsh

              *                 Director
------------------------------
        Andrew M. Paul

              *                 Director
------------------------------
      Kenneth J. Melkus

              *                 Director
------------------------------
     Kenneth R. Masterson

     /s/ JOEL R. KIMBROUGH
     ------------------------------
     Joel R. Kimbrough
  By:ATTORNEY-IN-FACT

 EXHIBIT                                                                                       SEQUENTIALLY
   NO.                                      EXHIBIT INDEX                                     NUMBERED PAGE
---------  --------------------------------------------------------------------------------  ----------------

     +1.1  Form of Underwriting Agreement
      3.1  Form of Amended and Restated Certificate of Incorporation of the Registrant
      3.2  Form of Amended and Restated Bylaws of the Registrant
     +4.1  Form of Common Stock Certificate
     +5.1  Opinion of Alston & Bird LLP with respect to validity of Common Stock
    +10.1  Employment Agreement dated May 31, 1996 between the Company and David D. Stevens
    +10.2  Employment Agreement dated May 31, 1996 between the Company and John R. Grow
    +10.3  Employment Agreement dated May 31, 1996 between the Company and Joel R.
           Kimbrough
    +10.4  Employment Agreement dated June 5, 1997 between the Company and Kyle J. Callahan
    +10.5  Employment Agreement dated July 10, 1998 between the Company and Thomas W. Bell
           Jr.
     10.6  Form of Accredo Health 1999 Long-Term Incentive Plan
     10.7  Form of Accredo Health 1999 Employee Stock Purchase Plan
    +10.8  Nova Holdings, Inc. and its Subsidiaries Stock Option and Restricted Purchase
           Plan, as amended and restated
    +10.9  Note Purchase Agreement dated June 4, 1997 among the Company, Welsh, Carson,
           Anderson & Stowe VII, L.P. and certain other investors
   +10.10  Registration Rights Agreement dated May 31, 1996 among the Company, Welsh,
           Carson, Anderson & Stowe VII, L.P. and certain other investors
   +10.11  Amendment Number One to the Registration Rights Agreement dated October 27, 1997 among the Company, Welsh, Carson, Anderson & Stowe VII, L.P. and certain other investors
   +10.12  Amendment Number Two to the Registration Rights Agreement dated July 24, 1998 among the Company, Welsh, Carson, Anderson & Stowe VII, L.P. and certain other investors
   +10.13  Subscription and Exchange Agreement dated May 31, 1996 among the Company and certain purchasers and exchanging shareholders
   +10.14  Stock Purchase Agreement dated May 31, 1996 among Le Bonheur Health Systems,
           Inc., Southern Health Systems, Inc., the Company and Welsh, Carson, Anderson &
           Stowe VII, L.P.
   +10.15  Modification Agreement dated May 31, 1996 among Le Bonheur Health Systems, Inc.,
           Southern Health Systems, Inc., Nova Holdings, Inc. and Welsh, Carson Anderson &
           Stowe VII, L.P.
   +10.16  Non-Disclosure and Non-Competition Agreement dated May 31, 1996 by and among Le
           Bonheur Health Systems, Inc., PharmaThera, Inc., Welsh, Carson, Anderson & Stowe
           VII, L.P., Southern Health Systems, Inc., Nova Factor, Inc. and Nova Holdings,
           Inc.
   +10.17  Stock Purchase Agreement dated as of June 5, 1997 among Dianne R. Martz, A.B.
           Charlton, III, the Company and Horizon Health Systems, Inc.
   +10.18  Non-Disclosure and Non-Compete Agreement dated as of June 5, 1997 by and among
           Horizon Health Systems, Inc., the Company and Dianne R. Martz
   +10.19  Grant Agreement dated as of June 5, 1997 by and between Kyle Callahan and the
           Company

 EXHIBIT                                                                                       SEQUENTIALLY
   NO.                                      EXHIBIT INDEX                                     NUMBERED PAGE
---------  --------------------------------------------------------------------------------  ----------------
   +10.20  Subscription and Restriction Agreement dated as of June 5, 1997 by and between the Company and Kyle Callahan
   +10.21  Consulting and Transition Agreement dated as of June 5, 1997 by and between
           Dianne Martz and Horizon Health Systems, Inc.
   +10.22  Letter Agreement dated as of June 3, 1997 from Andrew M. Paul to Kyle Callahan regarding Mr. Callahan's election to the Board of Directors of the Company
   +10.23  Lease Agreement dated September 1, 1994 between Dianne Martz and Horizon Health
           Systems, Inc.
   +10.24  Addendum to Lease Agreement dated September 1, 1994 amending the square footage of Premises and annual rental payments
   +10.25  Escrow Agreement dated June 5, 1997 among First American National Bank, Nova
           Holdings, Inc. and Dianne Martz and A. B. Charlton, III
   +10.26  Refunds Payable Escrow Agreement dated June 5, 1997 among First American
           National Bank, Nova Holdings, Inc. and Dianne Martz and A. B. Charlton, III
    10.27  Contract for the Sale and Distribution of Genentech Human Growth Hormone dated
           March 1, 1997 by and between Genentech, Inc. and Nova Factor, Inc. (The Company has requested confidential treatment of certain portions of this Exhibit.)
    10.28  Distribution Agreement dated September 30, 1994 by and between Nova Factor, Inc.
           and Genzyme Corporation (The Company has requested confidential treatment of certain portions of this Exhibit.)
   +10.29  Amendment No. 1 to Distribution Agreement dated January 1, 1995 by and between
           Nova Factor, Inc. and Genzyme Corporation (The Company has requested confidential treatment of certain portions of this Exhibit.)
   +10.30  Second Amended and Restated Distribution Agreement dated July 1, 1994 by and among PharmaThera, Inc., Nova Factor, Inc. and Genzyme Corporation (The Company
           has requested confidential treatment of certain portions of this Exhibit.)
   +10.31  Amendment No. 1 to Second Amended and Restated Distribution Agreement dated
           September 30, 1994 by and between PharmaThera, Inc., Nova Factor, Inc. and
           Genzyme Corporation (The Company has requested confidential treatment of certain portions of this Exhibit.)
   +10.32  Amendment No. 2 to Second Amended and Restated Distribution Agreement dated
           January 1, 1995 by and between Nova Factor, Inc. and Genzyme Corporation (The
           Company has requested confidential treatment of certain portions of this
           Exhibit.)
    10.33  Distribution and Services Agreement dated November 1, 1995 by and between
           Biogen, Inc. and Nova Factor, Inc. (The Company has requested confidential treatment of certain portions of this Exhibit.)
   +10.34  Amendment No. 1 to Distribution and Services Agreement dated May 17, 1996 by and between Biogen, Inc. and Nova Factor, Inc. (The Company has requested confidential treatment of certain portions of this Exhibit.)
   +10.35  Addendum and Amendment No. 2 to Distribution and Services Agreement dated May
           21, 1997 by and between Biogen, Inc. and Nova Factor, Inc. (The Company has requested confidential treatment of certain portions of this Exhibit.)
    10.36  Addendum and Amendment No. 3 to Distribution and Services Agreement dated July
           1, 1997 by and between Biogen, Inc. and Nova Factor, Inc. (The Company has requested confidential treatment of certain portions of this Exhibit.)

 EXHIBIT                                                                                       SEQUENTIALLY
   NO.                                      EXHIBIT INDEX                                     NUMBERED PAGE
---------  --------------------------------------------------------------------------------  ----------------
   +10.37  Addendum and Amendment No. 4 to Distribution and Services Agreement dated
           January 1, 1998 by and between Biogen, Inc. and Nova Factor, Inc. (The Company has requested confidential treatment of certain portions of this Exhibit.)
   +10.38  Loan and Security Agreement dated as of June 5, 1997 among Nova Holdings, Inc.
           and its Subsidiaries and NationsBank of Tennessee, N.A. and First Tennessee Bank
           National Association
   +10.39  Swing Line Note dated December 1, 1997 entered into by Nova Holdings, Inc. with
           NationsBank of Tennessee, N.A.
   +10.40  ISDA Master Agreement dated August 7, 1997 between NationsBank of Tennessee,
           N.A. and Nova Holdings, Inc.
    10.41  Texas Health Pharmaceutical Resources Partnership Agreement dated July 1, 1994
           (The Company has requested confidential treatment of certain portions of this
           Exhibit.)
    10.42  Distribution Business Management and Service Agreement dated July 1, 1994 by and among Southern Health Systems, Inc. and Texas Health Pharmaceutical Resources.
           (The Company has requested confidential treatment of certain portions of this
           Exhibit.)
    10.43  Amendment No. 1 to Distribution Business Management and Service Agreement dated
           July 1, 1994 by and among Southern Health Systems, Inc. and Texas Health
           Pharmaceutical Resources (The Company has requested confidential treatment of certain portions of this Exhibit.)
    10.44  Hemophilia Therapy Pharmacy Management Agreement dated May 9, 1997 by and among
           Texas Health Pharmaceutical Resources and Children's Medical Center of Dallas
           (The Company has requested confidential treatment of certain portions of this
           Exhibit.)
   +10.45  Amendment No. 1 to Hemophilia Therapy Pharmacy Management Agreement dated
           February 28, 1998 by and among Texas Health Pharmaceutical Resources and
           Children's Medical Center of Dallas (The Company has requested confidential treatment of certain portions of this Exhibit.)
   +10.46  Incentive Stock Option Agreement of David Stevens dated May 31, 1996
   +10.47  Incentive Stock Option Agreement of Joel R. Kimbrough dated May 31, 1996
   +10.48  Incentive Stock Option Agreement of John R. Grow dated May 31, 1996
   +10.49  Incentive Stock Option Agreement of Kyle Callahan dated September 3, 1997
   +10.50  Non-Qualified Stock Option Agreement of Patrick J. Welsh dated February 9, 1998
   +10.51  Non-Qualified Stock Option Agreement of Ken Melkus dated February 9, 1998
   +10.52  Incentive Stock Option Agreement of Kyle Callahan dated February 9, 1998
   +10.53  Non-Qualified Stock Option Agreement of Andrew M. Paul dated February 9, 1998
   +10.54  Non-Qualified Stock Option Agreement of Kenneth R. Masterson dated April 30,
           1998
   +10.55  Incentive Stock Option Agreement of Thomas W. Bell, Jr. dated July 10, 1998
   +10.56  Amendment No. 1 Loan and Security Agreement dated as of August 28, 1998 among
           Nova Holdings, Inc., a Delaware corporation, and its Subsidiaries and
           NationsBank of Tennessee, N.A. and First Tennessee Bank National Association

 EXHIBIT                                                                                       SEQUENTIALLY
   NO.                                      EXHIBIT INDEX                                     NUMBERED PAGE
---------  --------------------------------------------------------------------------------  ----------------
   +10.57  Loan Agreement dated November 24, 1998 between NationsBank, N.A., and Children's
           Hemophilia Services, a California general partnership composed of Children's
           Home Care, a California not-for-profit public benefit corporation and Horizon
           Health Systems, Inc., a Tennessee Corporation
   +10.58  Limited Guaranty dated November 24, 1998 between NationsBank, N.A. and Accredo
           Health, Incorporated
   +10.59  Promissory Note dated December 24, 1998 between NationsBank, N.A. and Children's
           Hemophilia Services
   +10.60  Amended and Restated General Partnership Agreement of Children's Home Services
   +10.61  Amended and Restated General Partnership Agreement of Children's Hemophilia
           Services
   +10.62  Growth Hormone Drug Therapy Business Management, Service and Sales Agreement
           dated November 10, 1998 between Nova Factor, Inc., a Tennessee corporation, and
           Children's Home Services, a California general partnership (The Company has requested confidential treatment of certain portions of this Exhibit.)
   +10.63  Hemophilia Therapy Business Management, Services and Sales Agreement dated
           November 10, 1998 between Horizon Health Systems, Inc., a Tennessee corporation, and Children's Hemophilia Services, a California general partnership (The
           Company has requested confidential treatment of certain portions of this
           Exhibit.)
   +10.64  Product Supply and Service Agreement dated November 10, 1998 between Nova
           Factor, Inc., a Tennessee corporation, and Children's Home Care, a California non-profit benefit corporation (The Company has requested confidential treatment of certain portions of this Exhibit.)
   +10.65  Distribution and Services Agreement dated August 28, 1998 between Centocor, Inc.
           and its affiliates and Nova Factor, Inc. (The Company has requested confidential treatment of certain portions of this Exhibit.)
   +10.66  Amendment No. 2 dated March 2, 1999 to Loan and Security Agreement as amended on
           June 5, 1997 among Accredo Health, Incorporated and its Subsidiaries and
           NationsBank, N.A. and First Tennessee Bank National Association and NationsBank,
           N.A. as Agent
   +10.67  Amendment No. 1 to Distribution and Service Agreement dated January 11, 1999 by and between Centocor, Inc. and its Affiliates and Nova Factor, Inc.
     21.1  Subsidiaries of the Company
    +23.1  Consent of Alston & Bird LLP (included in Opinion filed as Exhibit 5.1)
    +23.2  Consent of Ernst & Young LLP
    +24.1  Power of Attorney (included on the signature page)
    +27.1  Financial Data Schedule


------------------------

*   To be filed by amendment.

+   Previously filed.